Exhibit 10.1

WAIVER UNDER

LICENSE AGREEMENT

July 19, 2023

THIS WAIVER UNDER LICENSE AGREEMENT (this “Waiver”) is made as of the date first written above (the “Effective Date”) by and among President and Fellows of Harvard College (“Harvard”), Dana-Farber Cancer Institute, Inc. (“DFCI”, and together with Harvard, the “Licensors”) and Aileron Therapeutics, Inc. (“Licensee”) with respect to that certain Amended and Restated License Agreement dated as of February 19, 2010 (the “License Agreement”). Capitalized terms not defined in this Waiver shall have the meanings given to them in the License Agreement.

WHEREAS, pursuant to Sections 3.3 of the License Agreement, on June 15, 2023, Licensee provided notification by electronic mail to Harvard that it intends to abandon the remaining Original Patent Rights subject to the License Agreement, which remaining Original Patent Rights are referenced in Harvard Case No. 2266 and DFCI Case No. 937-02 (the “Abandonment”);

WHEREAS, in connection with the Abandonment, Licensee is seeking: (i) a waiver of payment by Licensee of the 2023 annual license maintenance fee for the Original Patent Rights as set forth in 6.3.1 of the License Agreement, which payment was due as of January 1, 2023 (the “2023 Maintenance Fee”), (ii) a waiver of the prior notice requirements for the Abandonment as set forth in Section 3.3 of the License Agreement, such that the Abandonment will become effective as of the Effective Date, and (iii) a waiver of the method of notification to Licensors’ as set forth in Section 12.6 of the License Agreement, such that the email notification shall suffice as notification to the Licensors of the Abandonment; and

WHEREAS, pursuant to Section 12.10 of the License Agreement, any term of the License Agreement may be waived only by written instrument executed by the parties waiving compliance.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Licensors and Licensee hereby agrees as follows:

1.
Waiver. As of the Effective Date, pursuant to Section 12.10 of the License Agreement, the Licensors waive: (i) payment of the 2023 Maintenance Fee by Licensee, (ii) the prior notification requirements for the Abandonment as set forth in Section 3.3 of the License Agreement, such that the Abandonment shall be effective as of the Effective Date, and (iii) the method of notification of the Abandonment pursuant to Section 12.6 of the License Agreement, whereby the email notification of the Abandonment from Licensee to Harvard shall suffice as proper notification to the Licensors.

2.
Acknowledgment. The Licensors acknowledge that, following the effectiveness of the Abandonment, no annual license maintenance fee shall be due thereafter for the Original Patent Rights pursuant to Section 6.3.1 of the License Agreement.

3.
Miscellaneous. Except as explicitly set forth herein, this Waiver does waive, amend or forgive any obligation of Licensee that accrued prior to the Effective Date as to the subject matter hereof and no other term of the License Agreement is waived, amended or forgiven hereby. This Waiver will be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Any dispute will be resolved by the state courts of the Commonwealth of Massachusetts or the federal courts of the District of Massachusetts, without restricting any right of appeal.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Waiver to be effective as of the date first written above.

LICENSEE: AILERON THERAPEUTICS, INC. By: /s/ Manuel C. Alves Aivado, M.D., Ph.D. Name: Manuel C. Alves Aivado, M.D., Ph.D. Title: President and Chief Executive Officer	LICENSORS: PRESIDENT AND FELLOWS OF HARVARD COLLEGE By: /s/ Isaac T. Kolhberg Name: Isaac T. Kolhberg Title: Chief Technology Development Officer
DANA-FARBER CANCER INSTITUTE, INC. By: /s/ Emy Chen Name: Emy Chen Title: VP, Innovations

[Signature Page to Waiver]